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EXHIBIT 11

                           EARNINGS PER SHARE SCHEDULE

Calculation of net income under the modified treasury
               stock method:
                                                         1996           1995           1994
                                                         ----           ----           ----
Primary
      Average common stock outstanding                 5,444,683      3,899,587      4,507,321

      Common stock equivalents                         1,162,441           --             --
                                                     -----------    -----------    -----------

                                                       6,607,124      3,899,587      4,507,321
                                                     ===========    ===========    ===========

      Net income (loss) applicable to common stock   $ 1,660,169    $(1,058,513)   $ 1,207,145

      Assumed interest expense reduction                  81,776           --           20,567
                                                     -----------    -----------    -----------

                                                     $ 1,741,945    $(1,058,513)   $ 1,227,712
                                                     ===========    ===========    ===========

          Net income per share                       $       .26    $       .27    $       .27
                                                     ===========    ===========    ===========


Fully diluted

      Average common stock outstanding                 6,150,859      3,899,587      4,507,321

      Preferred stock                                     18,750           --        1,383,500

      Common stock equivalents                         1,162,441           --             --
                                                     -----------    -----------    -----------

                                                       7,332,050      3,899,587      5,890,821
                                                     ===========    ===========    ===========

      Net income applicable to common stock          $ 1,660,169    $(1,058,513)   $ 1,207,145

      Preferred stock dividends                           90,791           --          193,289

      Assumed interest expense reduction                  81,776           --           20,567
                                                     -----------    -----------    -----------

                                                     $ 1,832,736    $(1,058,513)   $ 1,421,001
                                                     ===========    ===========    ===========

          Net income per share                       $       .25    $      (.27)   $      --
                                                     ===========    ===========    ===========
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